Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-232899), pertaining to the 2019 Long-Term Incentive Compensation Plan of Haemonetics Corporation;
(2) Registration Statement (Form S-8 No. 333-222877), pertaining to the 2007 Employee Stock Purchase Plan of Haemonetics Corporation;
(3) Registration Statement (Form S-8 No. 333-200226), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation, as amended by that certain Post-Effective Amendment No. 1 to the Registration Statement (No. 333-200226);
(4) Registration Statement (Form S-8 No. 333-181847), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation;
(5) Registration Statement (Form S-8 No. 333-159434), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation;
(6) Registration Statement (Form S-8 No. 333-149205), pertaining to the 2007 Employee Stock Purchase Plan of Haemonetics Corporation; and
(7) Registration Statement (Form S-8 No. 333-136839), pertaining to the 2005 Long-Term Incentive Compensation Plan of Haemonetics Corporation.

of our reports dated May 20, 2020, with respect to the consolidated financial statements and schedule of Haemonetics Corporation and the effectiveness of internal control over financial reporting of Haemonetics Corporation included in this Annual Report (Form 10-K) of Haemonetics Corporation for the fiscal year ended March 28, 2020.

/s/ Ernst & Young LLP
Boston, Massachusetts
May 20, 2020